Exhibit 8.1

List of Subsidiaries

Subsidiary	Jurisdiction of Organization
Bit Brother New York Inc.	New York, USA

Urban Tea Management Inc.	New York, USA

Guokui Management Inc.	New York, USA

NTH Holdings Limited	British Virgin Islands

Bitmine Inc.	New Jersey, USA

NTH Holdings Limited	British Virgin Islands

Better Business International (Hong Kong) Limited	Hong Kong

Tea Language Group Limited	Hong Kong

Qingdao BitBrother International Trading Co., Ltd.	People’s Republic of China

Shenzhenshi Bit Brother Investment Co., Ltd.	People’s Republic of China

Mingyuntang (Shanghai) Tea Co., Ltd.	People’s Republic of China

Suzhou BTBOX Technology Co., Ltd.	People’s Republic of China

Hunan Bit Brothers Investment Co., Ltd.	People’s Republic of China

Qingdao Ether Mainland Digital Technology Co., Ltd.	People’s Republic of China

DongFangYaGuang (Shenzhen) Food & Beverage Management Co., Ltd.	People’s Republic of China

Damochaoka (Shenzhen) Commercial Management Co., Ltd.	People’s Republic of China

Shenzhen Palm Control Intelligence Co., Ltd..	People’s Republic of China

BiGeHaiSi (Shenzhen) Health Management Co., Ltd.	People’s Republic of China

Botewei (Shenzhen) Technology Co., Ltd.	People’s Republic of China

Easy May(Shenzhen) Commercial Management Co., Ltd.	People’s Republic of China

Hunan Yi Tai Continental Holding Group Co., Ltd.	People’s Republic of China

Hunan Yi Tai Continental Digital Technology Ltd.	People’s Republic of China

Variable Interest Entity	Jurisdiction of Organization
Hunan Ming Yun Tang Brand Management Co., Ltd.	People’s Republic of China

Hunan Bit Brothers Holdings	People’s Republic of China

Variable Interest Entity Subsidiaries	Jurisdiction of Organization
Hunan Bit Brothers Digital Technology Co., Ltd	People’s Republic of China

Changsha Kaidian Daren Food Trading Co., Ltd.	People’s Republic of China

Hunan Chuangyeying Brand Management Co., Ltd.	People’s Republic of China